Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 29, 2020
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 29, 2020 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2020.

COVID-19 Pandemic Key Business Update
Operations

•
Collected 95% of contractual second quarter rent billings across all property types, including 98% from office. Excluding rent relief provided to certain tenants, collected 97% across all property types, including 98% from office

◦
The collection rate for July across all property types was 95%, including 97% from office, as of the date of this release. Excluding rent relief provided to certain tenants, collected 96% across all property types, including 97% from office

•	All stabilized properties remain open and operational with essential staff and key procedures in place to manage through the COVID-19 pandemic

•	Limited lease expiration exposure through 2022 with an average of approximately 4% of total rentable square feet expiring per year

Balance Sheet / Liquidity Highlights

•
As of the date of this release, the company had approximately $1.3 billion of total liquidity comprised of $560.0 million of cash and cash equivalents on hand and full availability under the company’s $750.0 million revolving credit facility

•	No material debt maturities until 2023, excluding the company’s revolving credit facility and term loan facility, which mature in the third quarter of 2022

•	Weighted average debt maturity of approximately seven years

Development

•	$2.0 billion of projects under development

◦	As of the date of this release, all in-process projects were under active construction

◦	Remaining spending to complete the projects of approximately $625.0 million, fully funded with cash on hand and availability under the company’s revolving credit facility

◦	90% leased across office and life science space

Second Quarter Highlights
Financial Results

•	Net income available to common stockholders per share of $0.17

•	Funds from operations available to common stockholders and unitholders (“FFO”) per share of $0.78

◦	Both net income available to common stockholders per share and FFO per share included the following on a per share basis:

▪	$0.17 negative impact related to severance costs, including costs associated with the previously announced departure of an executive officer

▪	$0.05 reversal of revenue related to the creditworthiness of certain tenants primarily as a result of the COVID-19 pandemic

•	Revenues of $219.4 million, net of the $5.9 million reversal noted above

Stabilized Portfolio

•	Stabilized portfolio was 92.3% occupied and 96.0% leased at June 30, 2020

•	Signed approximately 286,000 square feet of new or renewing leases

◦	GAAP and cash rents increased approximately 30.0% and 10.7%, respectively, from prior levels

Development

•	At 333 Dexter in Seattle, commenced GAAP revenue recognition on 312,000 square feet or 49% of the total 635,000 square foot project in June

•	At the One Paseo office project in San Diego, commenced GAAP revenue recognition on 22,000 square feet or 8% of the total 285,000 square foot project in June

Recent Developments

•
In July, commenced GAAP revenue recognition on an additional 36,000 square feet at the One Paseo office project bringing the total GAAP revenue recognition commenced on this project to approximately 20%, as of the date of this release

•
In July, also at One Paseo, completed construction of 146 residential units, the third and final phase of the residential component of the mixed-use project. In the aggregate, the 608 units were 38% leased with the remainder in lease-up, as of the date of this release

Results for the Quarter Ended June 30, 2020
For the second quarter ended June 30, 2020, KRC reported net income available to common stockholders of $19.6 million, or $0.17 per share, compared to $42.2 million, or $0.41 per share, in the second quarter of 2019. FFO in the second quarter of 2020 was $93.1 million, or $0.78 per share, compared to $99.9 million, or $0.95 per share, in the second quarter of 2019. Current period net income available to common stockholders and FFO per share included a reversal of revenue of $0.05 per share related to the creditworthiness of certain tenants primarily as a result of the COVID-19 pandemic. Current period results also included a $0.17 per share negative impact of severance costs, including the previously announced departure of an executive officer.

All per share amounts in this report are presented on a diluted basis.

Conference Call and Audio Webcast
KRC management will discuss second quarter results and the current business environment during the company’s July 30, 2020 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc200723.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10136125. A replay of the conference call will be available via telephone on July 30, 2020 through August 6, 2020 by dialing (877) 344-7529 and entering passcode 10136125. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/CustomPage/Index?KeyGenPage=1073743647.

About Kilroy Realty Corporation
Kilroy Realty Corporation (NYSE: KRC, the “company”, “KRC”) is a leading West Coast landlord and developer, with a major presence in San Diego, Greater Los Angeles, the San Francisco Bay Area, and the Pacific Northwest. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity, productivity and employee retention for some of the world’s leading technology, entertainment, life science and business services companies.

KRC is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office and mixed-use projects.

As of June 30, 2020, KRC’s stabilized portfolio totaled approximately 14.3 million square feet of primarily office and life science space that was 92.3% occupied and 96.0% leased. The company also had 200 residential units in Hollywood that had a quarterly average occupancy of 85.0% and another 462 residential units in San Diego that were in lease-up. In addition, KRC had eight in-process development projects with an estimated total investment of $2.0 billion, totaling approximately 2.3 million square feet of office and life science space, and 339 residential units. The office and life science space was 90% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
KRC is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. KRC’s stabilized portfolio was 66% LEED certified and 43% Fitwel certified as of June 30, 2020.

The company has been recognized by GRESB, the Global Real Estate Sustainability Benchmark, as the sustainability leader in the Americas for six consecutive years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for six consecutive years and ENERGY STAR Partner of the Year for seven years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past five years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. The company was named to Bloomberg’s 2020 Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending June 30, 2020 to be filed on July 30, 2020 and in our annual report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$219,423	$200,492	$440,751	$401,694

Net income available to common stockholders	$19,618	$42,194	$59,435	$79,097

Weighted average common shares outstanding – basic	115,085	100,972	110,980	100,937
Weighted average common shares outstanding – diluted	115,540	101,810	111,465	101,619

Net income available to common stockholders per share – basic	$0.17	$0.41	$0.53	$0.77
Net income available to common stockholders per share – diluted	$0.17	$0.41	$0.52	$0.77

Funds From Operations (1)(2)	$93,089	$99,905	$203,262	$199,717

Weighted average common shares/units outstanding – basic (3)	118,218	104,115	114,125	104,088
Weighted average common shares/units outstanding – diluted (4)	118,673	104,952	114,609	104,770

Funds From Operations per common share/unit – basic (2)	$0.79	$0.96	$1.78	$1.92
Funds From Operations per common share/unit – diluted (2)	$0.78	$0.95	$1.77	$1.91

Common shares outstanding at end of period			115,177	100,972
Common partnership units outstanding at end of period			1,935	2,023
Total common shares and units outstanding at end of period			117,112	102,995

			June 30, 2020	June 30, 2019
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			91.2%	94.8%
Orange County			N/A	66.4%
San Diego County			87.4%	90.2%
San Francisco Bay Area			93.7%	94.5%
Greater Seattle			95.9%	97.6%
Weighted average total			92.3%	93.8%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,030	3,872
Orange County			N/A	272
San Diego County			2,146	2,046
San Francisco Bay Area			6,350	5,555
Greater Seattle			1,802	1,802
Total			14,328	13,547
________________________

(1)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.

(5)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2019 include the office properties that were sold subsequent to June 30, 2019.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	June 30, 2020	December 31, 2019
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,546,209	$1,466,166
Buildings and improvements	6,289,816	5,866,477
Undeveloped land and construction in progress	2,109,196	2,296,130
Total real estate assets held for investment	9,945,221	9,628,773
Accumulated depreciation and amortization	(1,684,837)	(1,561,361)
Total real estate assets held for investment, net	8,260,384	8,067,412

Cash and cash equivalents	605,012	60,044
Restricted cash	16,300	16,300
Marketable securities	23,175	27,098
Current receivables, net	20,925	26,489
Deferred rent receivables, net	358,914	337,937
Deferred leasing costs and acquisition-related intangible assets, net	209,637	212,805
Right of use ground lease assets	95,940	96,348
Prepaid expenses and other assets, net	68,378	55,661
TOTAL ASSETS	$9,658,665	$8,900,094

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$256,113	$258,593
Unsecured debt, net	3,399,105	3,049,185
Unsecured line of credit	—	245,000
Accounts payable, accrued expenses and other liabilities	401,378	418,848
Ground lease liabilities	98,093	98,400
Accrued dividends and distributions	57,600	53,219
Deferred revenue and acquisition-related intangible liabilities, net	129,264	139,488
Rents received in advance and tenant security deposits	63,523	66,503
Total liabilities	4,405,076	4,329,236

EQUITY:
Stockholders’ Equity
Common stock	1,152	1,060
Additional paid-in capital	5,084,362	4,350,917
Distributions in excess of earnings	(113,223)	(58,467)
Total stockholders’ equity	4,972,291	4,293,510
Noncontrolling Interests
Common units of the Operating Partnership	83,502	81,917
Noncontrolling interests in consolidated property partnerships	197,796	195,431
Total noncontrolling interests	281,298	277,348
Total equity	5,253,589	4,570,858
TOTAL LIABILITIES AND EQUITY	$9,658,665	$8,900,094

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES
Rental income	$218,356	$197,629	$436,989	$397,011
Other property income	1,067	2,863	3,762	4,683
Total revenues	219,423	200,492	440,751	401,694

EXPENSES
Property expenses	37,829	38,536	76,812	76,685
Real estate taxes	21,854	17,926	44,056	36,565
Ground leases	2,330	2,114	4,647	4,086
General and administrative expenses	38,597	19,857	57,607	43,198
Leasing costs	1,330	2,650	2,786	4,407
Depreciation and amortization	80,085	68,252	154,455	134,387
Total expenses	182,025	149,335	340,363	299,328

OTHER (EXPENSES) INCOME
Interest income and other net investment gain (loss)	2,838	616	(290)	2,444
Interest expense	(15,884)	(11,727)	(30,328)	(22,970)
Gains on sales of depreciable operating properties	—	7,169	—	7,169
Total other (expenses) income	(13,046)	(3,942)	(30,618)	(13,357)

NET INCOME	24,352	47,215	69,770	89,009

Net income attributable to noncontrolling common units of the Operating Partnership	(367)	(871)	(1,072)	(1,571)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,367)	(4,150)	(9,263)	(8,341)
Total income attributable to noncontrolling interests	(4,734)	(5,021)	(10,335)	(9,912)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$19,618	$42,194	$59,435	$79,097

Weighted average common shares outstanding – basic	115,085	100,972	110,980	100,937
Weighted average common shares outstanding – diluted	115,540	101,810	111,465	101,619

Net income available to common stockholders per share – basic	$0.17	$0.41	$0.53	$0.77
Net income available to common stockholders per share – diluted	$0.17	$0.41	$0.52	$0.77

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income available to common stockholders	$19,618	$42,194	$59,435	$79,097
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	367	871	1,072	1,571
Net income attributable to noncontrolling interests in consolidated property partnerships	4,367	4,150	9,263	8,341
Depreciation and amortization of real estate assets	75,981	67,011	148,419	131,982
Gains on sales of depreciable real estate	—	(7,169)	—	(7,169)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,244)	(7,152)	(14,927)	(14,105)
Funds From Operations(1)(2)(3)	$93,089	$99,905	$203,262	$199,717

Weighted average common shares/units outstanding – basic (4)	118,218	104,115	114,125	104,088
Weighted average common shares/units outstanding – diluted (5)	118,673	104,952	114,609	104,770

Funds From Operations per common share/unit – basic (2)	$0.79	$0.96	$1.78	$1.92
Funds From Operations per common share/unit – diluted (2)	$0.78	$0.95	$1.77	$1.91
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $8.0 million and $4.4 million for the three months ended June 30, 2020 and 2019, respectively, and $13.0 million and $8.2 million for the six months ended June 30, 2020 and 2019, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.